CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 29, 2000 relating to the consolidated financial statements of GSE Systems, Inc. as of December 31, 1999, and for each of the two years in the period then ended, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


                                                /s/ PricewaterhouseCoopers LLP

McLean, Virginia
October 24, 2001